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                                                                     EXHIBIT  11

                                   AMRE, INC.

               COMPUTATION OF WEIGHTED AVERAGE SHARES OUTSTANDING

                                 (IN THOUSANDS)


                                                                QUARTERLY PERIODS ENDED
                                                              --------------------------
                                                              MARCH 31,         APRIL 2,
                                                                1996             1995
                                                              ---------         --------
Common Stock outstanding  . . . . . . . . . . . .              13,731           12,850

Common Stock equivalents  . . . . . . . . . . . .               --                 456
                                                               ------           ------
Weighted average number of shares
    outstanding . . . . . . . . . . . . . . . . .              13,731           13,306
                                                               ======           ======